U.S. SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549


                          Form 8-K
                       CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  October 30, 1995


                    California Micro Devices Corporation
            (Exact name of registrant as specified in its charter)



        California                  33-399-77                 94-2672609
(State or other jurisdiction       (Commission               (IRS Employer
       of Incorporation)            File Number)           Identification No.)



      215 Topaz Street, Milpitas, CA                       95035-5430
 (Address of principal executive offices)                  (Zip Code)



  Registrant's telephone number, including area code:          (408)263-3214



                            Not Applicable
        (Former name or former address, if changed since last report)





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Item 5.	Information Released

     On October 30, 1995, California Micro Devices Corporation (the "Company") released certain information regarding the Company's history, products, and future direction.





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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 16, 1995     CALIFORNIA MICRO DEVICES CORPORATION


                              By:  /s/ John Trewin
                            		John Trewin
                              Vice President, and Chief Financial Officer





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                      California Micro Devices
                             OVERVIEW


I     BACKGROUND OF CALIFORNIA MICRO DEVICES (CMD)

California Micro Devices is the world's leading manufacturer of thin film passive circuits. CMD was started in 1976 as a thin film on silicon manufacturer. CMD continued to develop thin film technology for several years, but did not create substantial sales volume. In 1980, CMD was acquired and funded by a venture capital financed entrepreneur.

The Company targeted the military components market and grew throughout the 1980s in that market. In 1986, the Company went public and has been traded
publicly since then (Nasdaq CAMD).    CMD is headquartered at 215 Topaz
Street, Milpitas, California, 95035, which includes the finance, manufacturing, research and development, and marketing and sales departments.

In 1987, CMD purchased the semiconductor operations of General Telephone and Electronics (GTE). This operation is located in Tempe, Arizona, and is now a major manufacturing site for CMD. This site has a Class 10 cleanroom and semiconductor manufacturing down to 1.25 microns.

CMD's products include arrays of resistors; resistors and capacitors; and resistors, capacitors and active elements such as diodes, transistors, analog amplifiers, drivers, and moderate amounts of logic. CMD's products do not require submicron technology, but do benefit from using steppers, ion implanters, and other advanced semiconductor equipment used in the manufacture of its products.

CMD's strength is in it's Thin Film technology. It has been developing proprietary technology in thin film manufacturing for many years. Thin film networks have many intricate processes which are required to achieve the performance, yield and reliability required by CMD customers. The Company has developed a wealth of this technology over the last nineteen years.

In the 1980s, CMD's thin film products were purchased predominantly by the military market. In the 1990s, CMD transitioned itself into the commercial market, and now generates very little of its revenue from military activities. CMD's present customers include many major manufacturers, including Sun Microsystems, DSC, Motorola, Cardiac Pacemakers, Apple Computer, Dell Computer and Texas Instruments.

In 1994, CMD developed a relationship with Hitachi Metals, Ltd. (HML), a $4 billion subsidiary of Hitachi Ltd. HML invested in CMD and acquired a 10% equity stake and the rights to manufacture thin film products with CMD's technology in Japan, as well as non-exclusive sales rights worldwide. CMD developed this partnership to enhance its position in Japan, where they had little penetration of the market and to provide a second source for its products.

CMD has a strong presence in the USA and Southeast Asia marketplaces and the partnership with HML is taking CMD into the Japanese marketplace. CMD is exploring similar partnerships with major European companies to increase its penetration in the European market and to further the selection of Thin Film passives as the technology choice of the future.

CMD achieved a revenue level of over $9.6M in the September quarter of 1995, and achieved a book-to-bill ratio of greater than 1.1. CMD has performed well in the computer and communications markets, as well as in a few specialty markets. CMD is looking to achieve growth rates comparable to the growth of the thin film market. The forecasts by major market research firms indicate that the thin film market is small compared to thick film passives, but that the growth potential exceeds the thick film market (forecasted to be (50% per year).

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II     VALUE PROPOSITION  OF  CMD

PASSIVE COMPONENTS
Passive components have been around for a long time. Hundreds of billions of them are produced annually. Standard values and physical configurations were established many years ago, and the manufacturing equipment to handle the components automatically is well established. In general, the functional characteristics of the current product satisfy most customers, although this is changing, due to higher clock rates in PCs and higher RF frequencies in wireless communications. An industry infrastructure for providing customized products is established. The costs are extremely low, and the reliability is satisfactory for most applications. Passive components are available on a worldwide basis. The industry has, in fact, experienced substantial consolidation in recent years, indicating its maturity.

It is extremely unlikely that any new technology could compete on a pure "per component" cost basis or on a service basis with this established infrastructure. However, as thick film technology fails to keep up with the functional requirements of newer higher performance systems, ways are found to absorb costs beyond those of the raw component (for example by significantly reducing assembly costs, reliability costs, etc.), new vendors of thin film products can take over large segments of the market beyond the traditional specialty niches.

SPECIFIC VALUES ASSOCIATED WITH CMD IPECs(TM)
With these issues in mind, CMD can create a strong value proposition for
customers?   Existing passive components, in general, seem to satisfy the existing needs. So CMD is focused on providing passive component solutions to the leading market forces of higher performance, smaller size, and lower total system costs, not just component costs.

The traditional strategy for wedging into a market is to find opportunities that value unique characteristics of the new product; leverage the initial successes into higher volumes, lower costs, improved service and distribution alternatives, and gradually expand market share. While the percentage growth of a new market entry can be high, it can take a very long time to obtain significant overall market share when attacking a pre-existing market with new technology (as opposed to creating a whole new market opportunity as personal computers did). In order to create CMD's identity in the market and convince the financial community that we have a truly unique opportunity, we must demonstrate our newness and uniqueness. From an execution standpoint, we have to keep in mind that existing users of passive products think they are by and large satisfied with what they have. It is up to us to demonstrate the reasons why these customers need our product.

An analysis of our current product line follows:

1.     FUNCTIONALITY
CMD has functional/ technical advantages with its enhanced product technology.

     Better high frequency characteristics - All passive components have parasitic effects. For instance, resistors and capacitors inherently have small inductance in series with them, as well as parasitic
     capacitance to other components.   As clock frequencies of systems
     increase, these parasitics can dominate the characteristics of the base component. CMD's thin film devices exhibit true component behavior to higher frequencies than traditional thick film discretes. This can be a significant advantage for the customer in controlling system characteristics and improving system performance and reliability, especially in today's higher frequency systems.

     Smaller size - As a general rule, CMD products will take less space than equivalent discrete solutions on a board. Whether CMD components have a size advantage depends on the specific package in question, the number of discrete components involved, and the competitive packaging. For instance, for small numbers of components (8-16) there are very small discrete devices in the "0402" package

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     that can take up less space than some equivalent CMD products.  Many customers, however, do not have the equipment for handling these small devices and assembly problems with them can be quite pronounced. Therefore, these customers who are cramped for board space (most leading edge applications) and require the reduced size advantage combined with ease of assembly, will see this as a significant value-added benefit.

     Combined technologies - While discrete passive devices have been extremely well optimized over the year, they have been generally optimized as separate technologies for resistors, capacitors, inductors and networks. The nature of thin film passive technologies is such that they can be combined and integrated together without significant compromise to the individual components. In fact, their close proximity on a chip will almost always produce even better combinations than through the use of highly optimized discrete devices.

     Improved RF characteristics - Since the late 70's and early 80's, the Federal Communications Commission (FCC) and similar international organizations have required more and more controls on radio frequency emissions. Without these controls, individual electronic systems interfere with each other. Emissions originate when high frequency signals operate over wires which function as antennae. They can be controlled by reducing the size of the antenna or physically containing the radiation with shielding (packaging). As a general rule, the higher the frequency and longer the wires, the more radiation and the greater difficulty in controlling it. The ability to combine passive components together to filter out such frequencies, to make them small so that they can be placed near mechanical radiation barriers, and to have very short wires (small antennae) between the components themselves, makes thin film passive networks (IPECs) ideal high frequency filters. When users can properly filter radiation at its source, they can often reduce the size, weight, and cost of the whole product.

     Better component matching and tracking - The matching and tracking of one component vs. another is required in a variety of applications, usually analog in nature. With discrete components, users achieve these characteristics by buying ultra precise components at a much higher price. When components are batch fabricated on I.C. chips (as CMD's are), matching and tracking between components is inherent in the process, and costs no more to produce. Even loose tolerance components can be matched on a given die, so that a solution can be provided at a much lower cost.

     Lower noise characteristics - There are a class of applications that require very low noise components of every category. Products such as instrumentation amplifiers and medical diagnostic equipment fall into this category. This is a small, traditional, and highly profitable thin film business segment.

     Better temperature coefficients - There are applications which require very low drift characteristics of passive components with temperature. These are usually applications that require calibration of an instrument with the assurance that it will not drift with temperature or time. Instrumentation applications most often fall in this category. This too addresses a small but profitable segment of thin film business.

     Presently, CMD boasts functional advantages of frequency, size, combined technology and improved RF. Historically, these advantages have not been significant door openers to the large potential customers outside of the military, but they have become significantly more successful in recent years. These functional attributes would seem to be the best focus for our technical efforts and serve as sales entry points. Remaining options such as precision resistors and full custom networks are interesting niche opportunities, and could be somewhat profitable, but will never result in big business.

2.     SERVICE
The CMD value-added proposition in the service dimension is very different from that of the traditional passive vendors. As noted before, the traditional passives business is broad based, dealing in huge volumes. In lieu of the that size-conferred system, we must carefully match our capabilities with


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customer requirements.  It is better for CMD to address each service issue directly so that the solution that each customer requires can be provided. The following represent the current differences:

     Availability     Passive components have been around for a long time.
     They are used in enormous volumes, stocked in a wide variety of values and physical configurations, and thereby available from most distributors around the world. Our IPECs are not yet that widely used. They are stocked in fewer places and in limited values and configurations. This is something we have to counteract by planning the customer's needs and making arrangements with the local distributors when appropriate.

     Alternate Sources     The lack of an alternate manufacturing source for
     our products and technologies is seen negatively from the customer's perspective. It means additional risk, as well as the inability to play multiple vendors off against each other to get a lower price. We have to sell the Company in such situations. Sometimes management visits can do much to alleviate concerns.

     Customization     Our ability to customize values, configurations,
     tolerances, etc. is of added-value to most customers. However, this is a strength that must be played cautiously as some customers react negatively and incredulously to the suggestion that a Company can provide a custom product without introducing unacceptable risks.

3.     QUALITY
CMD has a unique quality proposition for it's customers. Taking the simple quality metric of defective parts per million, CMD devices are extremely competitive with, if not superior to, traditional passive components. However, a point that often gets missed is that the higher level of integration of CMD devices requires the use of fewer competitive parts. So at the system level, the customer will see substantially fewer defective parts, just because there are fewer to start with. This can be as much as a factor of 20:1 - a strong value-added benefit.

With some thick film package types there is another dimension to the "parts defective" equation. This is particularly true with the very small "0402" package types which provide density levels that compete with CMD's parts. These devices are extremely difficult to place on the PC boards. Their use results in relatively high defect levels and substantial board rework problems. So, when the customer goes in this direction to save space, he is sacrificing quality for size, something not inherent in the CMD solution.

Additionally, there it is well-documented evidence that traditional thick film parts suffer from failure modes such as ceramic cracking, and silver migration. The high level of integration of CMD products and the absence of these traditional reliability problems, provides even further value-added benefits. There have been many instances over the years when thick film component manufacturers have lost control of their process parameters and the resulting non-delivery has shut down customers around the world.

4.     COST
CMD's cost advantage derives from its ability to eliminate costs a customer would normally pay for things other than the component itself. It costs money to procure, inventory, handle and assemble components, and repair assembly defects. For very cheap components, this can far exceed the cost of the component itself. The best numbers we have today suggests that in the United States the "cost to use" of a thick film resistor assembled on a board is on the order of $.030 to $.035, six to eight times the cost of the raw component itself (exclusive of the component cost). A $.02 capacitor ends up costing $.05 to $.06 when all the factors are included. The "cost to use" an I.C. package is about the same, perhaps $.04 to $.06 cents for a package that could contain 20 to 30 components. So while a thin film network may cost more at the material level, it usually represents a cost savings at the system level.

This situation is very similar to that which existed in the I.C. business in the late 60's. The material costs of I.C.'s were higher than those of discrete components, but the total systems costs were less. To quote a representative of Apple Computer, one of CMD's primary customers, "We (Apple Computer) have been


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getting into network resistors in a big way.  It's a trend toward cost-effective technology. When you look at the total overall cost of a multifunction or integrated device vs. stand-alone devices in terms of board real estate, pick and place, inventory, etc., the 10% price increase can be deemed a more competitive cost option." (Electronic Buyers' News, 9/18/95)


III	SUMMARY

CMD is positioned at the forefront of thin film technology today and is the industry's leading investor in ongoing thin film research and development. Many Fortune 100 electronic companies are already using this technology in high volume products. CMD will continue to maintain its' leadership position in the thin film business segment, which is on its' way to becoming a major market factor.

(c)CMD Corp.  All rights reserved

                     California Micro Devices Corp.
                           215 Topaz Street
                          Milpitas, CA  95035
                Tel:  (408) 263-3214 ( Fax:  (408) 263-7846

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